EXHIBIT 10.26

MATERIAL TERMS OF SCOTT A. FRIEDMAN  EMPLOYMENT
EFFECTIVE SEPTEMBER 22, 2006

•                     Hired as the Company’s Chief Financial Officer effective September 22, 2006.

•                     Annual salary of $200,000.

•                     Eligible for a performance-based annual bonus pursuant to a company-wide employee bonus plan.

•                     Was granted an option to purchase 30,000 shares of the Company’s common stock, at an exercise price equal to the common stock’s market price on the date of grant of $3.93. The option vests in equal installments over a five year period, beginning on the first anniversary of the September 22, 2006 grant date and continuing on each subsequent anniversary date until fully vested.